                                   Exhibit 11
                             CRAGAR INDUSTRIES, INC.
                  Schedule of Computation of Earnings Per Share



Earnings (Loss) Per Share                                                               Three Months Ended March 31,
                                                                                        2000                     1999
                                                                                  --------------           --------------
Net Earnings (Loss)                                                                   $  (97,900)               $ 100,455
Less: Preferred Stock Dividends in Arrears                                               (39,375)                 (39,375)
                                                                                  --------------           --------------
Earnings (Loss) Available for Common Stockholders                                     $ (137,275)                $ 61,080
                                                                                  ==============           ==============

Basic EPS - Weighted Average Shares Outstanding                                        2,456,990                2,453,990
                                                                                  ==============           ==============

Basic Earnings (Loss) Per Share                                                          $ (0.06)                  $ 0.02
                                                                                  ==============           ==============

Basic EPS - Weighted Average Shares Outstanding                                        2,456,990                2,453,990

Effect of Diluted Securities:
       Stock Options and Warrants (1)                                                                           1,659,611
       Convertible Preferred Stock                                                                                722,800
                                                                                  --------------           --------------


Diluted EPS - Weighted Average Shares Outstanding                                      2,456,990                4,836,401
                                                                                  ==============           ==============

Diluted Earnings (Loss) Per Share                                                     $    (0.06)                  $ 0.01
                                                                                  ==============           ==============

(1) - The Company's outstanding stock options, warrants, and convertible preferred stock have antidilutive effect on net loss per share for the three months ended March 31, 2000. As a result, such amounts have been excluded from the computations of diluted loss per share for that period.

                                     18